                                                Filed Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-66078

         PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED NOVEMBER 2, 2001
                                       OF

                              CALPINE CORPORATION
                                  RELATING TO
                      RESALES BY SELLING SECURITY HOLDERS
                                       OF

             ZERO-COUPON CONVERTIBLE DEBENTURES DUE APRIL 30, 2021

     The Prospectus dated November 2, 2001, as supplemented hereto (the "Prospectus"), relating to resales by selling security holders of Calpine Corporation's Zero-Coupon Convertible Debentures Due April 30, 2021 is hereby supplemented by amending the "Selling Holders" section on pages 21-24 thereof by inserting the following as new selling security holders in the appropriate alphabetical location:

                                                                                           AGGREGATE
                                                                                           PRINCIPAL
                                                          AGGREGATE         AGGREGATE      AMOUNT OF
                                                       PRINCIPAL AMOUNT     PRINCIPAL      DEBENTURES
                                                        OF DEBENTURES       AMOUNT OF     BENEFICIALLY
                                                        OWNED PRIOR TO     DEBENTURES     OWNED AFTER
SELLING HOLDER                                           THE OFFERING     BEING OFFERED   THE OFFERING
--------------                                         ----------------   -------------   ------------
CIBC WG International Arbitrage......................    $25,500,000       $25,500,000         $0

     In addition, the Prospectus is further supplemented by changing each of the entries under the columns "Aggregate Principal Amount of Debentures Owned Prior to the Offering" and "Aggregate Principal Amount of Debentures Being Offered" with respect to the selling security holders identified below as set forth hereunder.

                                                                                            NEW
                                                                                         AGGREGATE
                                                                             NEW         PRINCIPAL
                                                      NEW AGGREGATE       AGGREGATE      AMOUNT OF
                                                     PRINCIPAL AMOUNT     PRINCIPAL      DEBENTURES
                                                      OF DEBENTURES       AMOUNT OF     BENEFICIALLY
                                                      OWNED PRIOR TO     DEBENTURES     OWNED AFTER
SELLING HOLDER                                         THE OFFERING     BEING OFFERED   THE OFFERING
--------------                                       ----------------   -------------   ------------
HSBC Tree Zola Managed Trust.......................       2,100,000         2,100,000         0
Lyxor Master Fund..................................       1,400,000         1,400,000         0
Otter Creek International..........................       1,500,000         1,500,000         0

                            ------------------------

                 Prospectus Supplement dated December 21, 2001